D.F. King Script

            Connecticut Mutual Government Securities Account

Proxy mailing sent to all shareholders: March 29, 1996
Mailing contained: ballot, proxy statement, president's letter &
Oppenheimer U.S. Government Trust prospectus
Record date: March 18, 1996
Meeting date: April 24, 1996

Opening comments:

"Hello, my name is ____________, and I am calling on behalf of OppenheimerFunds, Inc. Is this Mr./Mrs./Ms. __________?" [if no, go to if person not home][If yes] As a Connecticut Mutual Government Securities Account shareholder, you should have received a proxy to vote on the proposed reorganization of Government Securities Account into Oppenheimer U.S. Government Trust. I'm calling to urge you to vote and to let you know that you can vote either by filling out the proxy ballot you received and mailing it in the enclosed postage-paid envelope, or if it's more convenient for you, you can cast your vote with me right now over the phone."

If you choose to vote by phone, I need you to verify some information for me such as your social security number and your name and address.

(D.F. King rep verifies information, then reads proposals off proxy card).

I want to let you know that we'll send you a letter in the mail confirming your vote. If for any reason you want to change your vote, please feel free to call us toll-free at 1-800-XXX-XXXX from 8 a.m. to 7 p.m. Eastern Standard Time. Thank you for voting."

[If person not home] "Please leave a message that _______ called on behalf of OppenheimerFunds, Inc. regarding the proxy for Connecticut Mutual Government Securities Account. Mr./Mrs./Ms/________ can contact me toll-free at 1-800-XXX-XXXX if he/she has not received the proxy or if there are any questions regarding how to cast his/her vote. I also wanted to make you aware that you can vote directly over the phone by calling 1-800-XXX-XXXX from 8 a.m. to 7 p.m. EST."

[If answering machine] "Hello, my name is ____________, and I am calling for (name) on behalf of OppenheimerFunds, Inc. As a Connecticut Mutual Government Securities Account shareholder,
(name) should have received a proxy to vote on the proposed reorganization of Government Securities Account into Oppenheimer U.S. Government Trust. If there are any questions regarding how to cast his/her vote or if he/she needs another copy of the proxy material, please feel free to contact me toll-free at 1-800-XXX-XXXX from 8 a.m. to 7 p.m. EST. You can also vote directly over the phone by calling 1-800-XXX-XXXX."

Proxy issues:

Proposed Reorganization into Oppenheimer U.S. Government Trust - After careful consideration, the Board of Directors of Connecticut Mutual Government Securities Account agreed that it is in the best interests of its shareholders to reorganize Government Securities Account into Oppenheimer U.S. Government Trust. OppenheimerFunds manages both your Fund and Oppenheimer U.S. Government Trust.

Why does the Board and the Investment Adviser recommend this change? - Basically, the Board recommends this change for three reasons:

     1) Both funds share substantially similar investment objectives and policies.

     2) The larger asset size of Oppenheimer U.S. Government
     Trust offers shareholders the potential for greater portfolio diversification than is currently possible in either fund alone, especially Government Securities Account.

     3) The larger asset size of Oppenheimer U.S. Government Trust offers shareholders the potential for greater economies of scale. By merging Government Securities Account into Oppenheimer U.S. Government Trust -- which now has approximately $515 million in assets -- shareholders may benefit from greater economies of scale in overall operating expenses as costs are spread among a larger number of shareholders.

When will this change occur? - If approved at the shareholder meeting on April 24, 1996, the reorganization will occur on April
26.

Is this a taxable event? - No. The reorganization will be tax-free to the Fund and its shareholders.

Can I still invest in Government Securities Account? - Yes, at the present time, you can still make additional purchases.

If asked specific questions about performance or account issues?
- - I don't have performance information on hand. I am simply calling on behalf of your Fund to ensure that you received your proxy statement and to encourage you to vote because your vote is so important. If you have any specific questions concerning your account, I would be happy to transfer you to a Customer Service Representative who can help you.

If investor wants to know how shares are transferred.  Your
Government Securities Account shares will be exchanged for the equal dollar value of shares of Oppenheimer U.S. Government
Trust.  Of course, no sales charge is imposed.

         OPPENHEIMER SERIES FUND, INC.   Instructions to Callers

Hello, Mr./Mrs (Shareholder). My name is ___________. I am calling from D.F. King & Co., Inc., on behalf of the Oppenheimer Series Fund, Inc.,________ Account regarding your investment in the fund as of March 18, 1996. we are assisting the Fund in connection with the voting of proxies for its Special Shareholders Meeting, which is scheduled to be held on April 24, 1996. I am calling you to check on the status of your vote and to assist, if I may, with the voting of your shares. Do you have a moment?

Have you received the Oppenheimer Series Fund, Inc._________
Account proxy material dated March 18, 1996?

If no:    Confirm shareholder's address for the purpose of
sending proxy materials. Ask the shareholder to review the material upon receipt and vote his/her shares by signing, dating and mailing the proxy card (or cards if the shareholder owns more than one fund) in the return envelope provided. Inform the shareholder that if he/she wishes to give instructions to vote by telephone, he/she may call 1-800-755-3105 to do so. Thank the shareholder for his/her time. (End phone call.)

If yes:   Have you reviewed the material?

If no:    Offer to summarize the proxy material for the holder.
Briefly explain the items on the meeting agenda. Inform the shareholder of the Board's recommendation on the proposals. Answer questions using the proxy materials. (DO NOT GUESS). Be sure that you answer any questions fully. The holder may make a voting decision based upon the information you provide, so you should not omit any pertinent information, nor may you include any opinion or recommendation other than that of the Board. If the shareholder has questions outside the scope of the proxy statement, politely refer them to the Fund at 1-800-525-7048. If the shareholder asks for advice inform him/her that the Board of Directors unanimously recommends a vote in favor of the proposals. After answering all questions, offer the shareholder the opportunity to vote by telephone. (see section entitled "Voting Instructions")

If Yes:   Do you have any questions?

If Yes:   Only answer questions using the proxy materials.  (DO
NOT GUESS). If the shareholder has questions outside the scope of the proxy statement, politely refer them to the Fund at 1-800-525-7048. If the shareholder asks for advice, inform him/her that the Board of Directors unanimously recommends a vote in favor of the proposals. After answering all questions, offer the shareholder the opportunity to vote by telephone. (See section titled "Voting Instructions")

If No:    Ask the shareholder if he/she wishes to give
instructions to vote by telephone. (See "Voting Instructions" below)

Voting                         Instructions


Let the shareholder know that you will be recording the next part of the call, to ensure accuracy in their vote. Confirm the shareholders' identity by having them repeat their full name, address and the last 4 digits of their social security number on tape. Record the shareholder's vote on all proposals.

If the shareholder asks for advice, inform him/her that the Board of Directors unanimously recommends a vote in favor of the
proposals.   Inform them that a confirmation letter will be sent
to them with a phone number to call if an error was made in recording their vote or if they with to change their vote for any reason. Thank the shareholder for his/her time, and end the phone call.

OPPENH                   EIMER SERIES FUND, INC.
Instru    ctions for Leaving a Message on an Answering Machine

                                 Hello, my name is ____________.  I am calling
from D.F. King & Co, Inc. We are assisting Oppenheimer Series Fund, Inc. _________ Account in regard to its Special Meeting of Shareholders, which will be held on April 24, 1996. As a shareholder of the fund, you should have received proxy materials dated March 18, 1996. At your earliest convenience please sign, date and mail the proxy card(s) in the return envelope provided to you. If you wish to give instructions on the vote by telephone, or if you have questions about this message or the voting process, please call D.F. King & Co., Inc. at 1-800-755-
3105. Thank you for your time. If you have already mailed your proxy card, please disregard this call and accept our thanks.
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